Exhibit 10.63

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION COPY

AMENDMENT NUMBER TEN

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 31, 2013, as Amended and Restated to and Including June 17, 2016

among

CALIBER HOME LOANS, INC.,

MORGAN STANLEY BANK. N.A.

and

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

This AMENDMENT NUMBER TEN (this “Amendment Number Ten”) is made this 30th day of June, 2020, among CALIBER HOME LOANS, INC., a Delaware corporation (“Seller”), MORGAN STANLEY BANK, N.A., a national banking association, as buyer (“Buyer”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as agent for Buyer (“Agent”), to the Master Repurchase Agreement, dated as of May 31, 2013, as Amended and Restated to and including June 17, 2016, among Seller, Buyer and Agent, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller, Buyer and Agent have agreed to amend the Agreement, as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Buyer and Agent that Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. Amendments. Effective as of June 30, 2020 (the “Amendment Effective Date”),

(a) The definition of LIBOR Base Rate in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“LIBOR Base Rate” shall mean, with respect to each day any Transaction is outstanding, the rate per annum equal to the greater of (a) [***], and (b) the rate appearing on Reuters Screen LIBOR01 Page as one-month LIBOR on such date (and if such date is not a Business Day, the rate quoted as one-month LIBOR on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which the Buyer is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of the Transactions are then being conducted for delivery on such day for a period of thirty (30) days and in an amount comparable to the aggregate Purchase Price of all Transactions outstanding on such day.

(b) The definition of Termination Date in Section 1.01 of the Agreement is hereby amended to read in its entirety as follows:

“Termination Date” shall mean June 29, 2021 or such earlier date on which this Repurchase Agreement shall terminate in accordance with the provisions hereof or by operation of law.

(c) Section 4.06 of the Agreement is hereby amended to read in its entirety as follows:

4.06 Proceeds. If a Default shall occur and be continuing, (a) the Seller shall provide notice to the Buyer and, unless the Buyer provides written notice that the following actions shall not be required, all Income and other proceeds of Purchased Items received by the Seller consisting of cash, checks and other near-cash items shall be held by the Seller in trust for the Buyer, segregated from other funds of the Seller, and shall forthwith upon receipt by the Seller be turned over to the Buyer in the exact form received by the Seller (duly endorsed by the Seller to the Buyer, if required), and (b) any and all such proceeds received by the Buyer (whether from the Seller or otherwise) may, in the sole discretion of the Buyer, be held by the Buyer as collateral security for, and/or then or at any time thereafter may be applied by the Buyer against, the Repurchase Obligations (whether matured or unmatured), such application to be in such order as the Buyer shall elect. Any balance of such proceeds remaining after the Repurchase Obligations shall have been paid in full and this Repurchase Agreement shall have been terminated shall be paid over to the Seller or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Purchased Items.

(d) Schedule 6 to the Agreement is hereby amended by deleting the language set forth next to the Field Name “Index” under the column labeled Field Description and replacing with the following language:

(1 month libor, 3 month libor, 6 month libor, 30-Day SOFR, 1-Year SOFR, Fixed)

(e) Section 13.28(a)(ii) of the Agreement is hereby amended to read in its entirety as follows:

(ii) upon prior written notice to the Buyer and the Agent (or the Buyer or the Agent, as the case may be), disclosure required by law, rule, regulation or order of a court or other regulatory body or disclosure as may be required by Fannie Mae, Freddie Mac, Ginnie Mae (provided that the Pricing Side Letter and the financial covenants set forth in this Agreement may not be disclosed to Fannie Mae, Freddie Mac or Ginnie Mae), or

SECTION 2. Effectiveness. This Amendment Number Ten shall become effective as of the date that the Agent shall have received:

(a) counterparts hereof duly executed by each of the parties hereto, and

(b) counterparts of that certain Amendment Number Twelve to the Pricing Side Letter, dated as of the date hereof, duly executed by each of the parties thereto.

SECTION 3. Fees and Expenses. Seller agrees to pay to Buyer and Agent all reasonable out of pocket costs and expenses incurred by Buyer or Agent in connection with this Amendment Number Ten (including all reasonable fees and out of pocket costs and expenses of Buyer’s or Agent’s legal counsel) in accordance with Sections 13.04 and 13.06 of the Agreement.

SECTION 4. Representations. Seller hereby represents to Buyer and Agent that as of the date hereof, Seller is in full compliance with all of the terms and conditions of the Agreement and each other Repurchase Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Repurchase Document.

SECTION 5. Binding Effect; Governing Law. THIS AMENDMENT NUMBER TEN SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT NUMBER TEN SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6. Counterparts. This Amendment Number Ten may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties.

SECTION 7. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number Ten need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, Seller, Buyer and Agent have caused this Amendment Number Ten to be executed and delivered by their duly authorized officers as of the Amendment Effective Date.

CALIBER HOME LOANS, INC.,
(Seller)
By:	/s/ William Dellal
Name:	William Dellal
Title:	President

MORGAN STANLEY BANK, N.A.
(Buyer)
By:	/s/ Michael A. Calandra, Jr.
Name:	Michael A. Calandra, Jr.
Title:	Authorized Signatory

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC
(Agent)
By:	/s/ Christopher Schmidt
Name:	Christopher Schmidt
Title:	Authoriozed Signatory

Amendment Number Ten to MRA